UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

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Glowpoint, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-25940	77-0312442
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ 07205

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (312) 235-3888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 31, 2008, Glowpoint, Inc. (“Glowpoint” or the “Company”) issued approximately 820.1851 shares of its Series A Convertible Preferred Stock (“Series A Preferred Stock”) and Series A-3 Warrants, having an exercise price of $0.40 per share (the “Series A-3 Warrants”), to acquire approximately 2,976,000 shares of common stock in exchange for approximately $3.3 million of the Company’s senior secured convertible notes (the “Notes”), which represents all but approximately $1.7 million of the Notes. The terms of this exchange were substantially similar to the terms of the Company’s note exchange that closed on November 25, 2008.  This brief description of the issuance of the Series A shares in exchange for Notes is qualified in its entirety by reference to the provisions of the Note Exchange Agreement attached to this report as Exhibit 10.1.

Each share of Series A Preferred Stock has a stated value of $7,500 per share (the “Stated Value”), a liquidation preference equal to the Stated Value, and is convertible at the holder’s election into common stock at a conversion price per share of $0.75. Therefore, each share of Series A Preferred Stock is convertible into 10,000 shares of common stock. The Series A Preferred Stock is senior to all other classes of equity and, after the first anniversary of issuance (the “Dividend Grace Period”), is entitled to dividends at a rate of 5% per annum, payable quarterly in cash, based on the Stated Value.  After the Dividend Grace Period and so long as any of the Notes remain outstanding, dividends shall accrue quarterly and will not be paid.  The Series A Preferred Stock and the Series A-3 Warrants also contain provisions providing weighted average anti-dilution protection.  The Series A-3 Warrants are exercisable for a period of five years and, in accordance with the terms of that certain Registration Rights Agreement dated November 25, 2008, we are obligated to file a registration statement on or about February 23, 2009 to register for resale the shares of common stock issuable upon exercise of the Series A-3 Warrants. This brief description of the Series A Preferred Stock, the Series A-3 Warrants and the Registration Rights Agreement is qualified in its entirety by reference to the provisions of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock, the form of Series A-3 Warrant, and the Registration Rights Agreement attached as Exhibits 4.1, 4.2 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed on November 26, 2008.

Burnham Hill Partners, a division of Pali Capital Inc. (“BHP”), acted as financial advisor for the transaction disclosed herein and is entitled to a fee of $150,000 in cash, $75,000 of which is payable within three business days following the closing of the transaction and the remaining $75,000 payable upon closing a subsequent capital raise with gross proceeds to the Company of at least $1 million.

ITEM 2.03.

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AND OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03.

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 3.02.  The issuances were made in a private placement in reliance upon exemptions from registration pursuant to Section 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, and Rules 506 of Regulation D promulgated thereunder.  Each investor is an accredited investor as defined in Rule 501 of Regulation D.

ITEM 3.03.

MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 3.03.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired. Not Applicable.

(b)

Pro Forma Financial Information. Not Applicable.

(c)

Shell Company Transactions.  Not Applicable

(d)

Exhibits

Exhibit No.	Description

10.1	Note Exchange Agreement, dated December 31, 2008, between Glowpoint and the Holder set forth therein.
99.1	Text of press release dated January 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOWPOINT, INC.

By:	/s/ Michael Brandofino
Michael Brandofino Chief Executive Officer

Date: January 5, 2009